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                                                             Reference Number 11

                           QUEENS COUNTY BANCORP, INC.
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                     ---------
                                                               1997              1996
                                                             ------            ------
(in thousands, except per share data)
-------------------------------------------------------------------------------------
Net income                                                   $7,132            $5,259
                                                             ------            ------

Weighted average common shares outstanding                    6,612             7,198

Common stock equivalents due to dilutive effect
  of stock options                                              557               500
                                                             ------            ------

Total weighted average common shares and
  common share equivalents outstanding                        7,169             7,698
                                                             ======            ======

Earnings per common share and common share
  equivalents                                                 $1.00             $0.68
                                                             ======            ======

Total weighted average common shares and
  common share equivalents outstanding                        7,169             7,698

Additional dilutive shares using ending period
  market value versus average market value for
  the period when utilizing the treasury stock
  method regarding stock options                                 16                23
                                                             ------            ------

Total shares for fully diluted earnings per share             7,185             7,721
                                                             ======            ======

Fully diluted earnings per common share
  and common share equivalents                                $0.99             $0.68
                                                             ======            ======

(1) Reflects shares issued as a result of the four-for-three stock split on August 22, 1996.

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